RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                    MANAGED GOVERNMENT SECURITIES FUND, INC.

                      (Pursuant to Section 241 and 245 of
               the General Corporation Law of Delaware ("GCL"))
                  (ORIGINALLY INCORPORATED January 27, 1997)


               Deborah M. Reusch, the Sole Incorporator of Managed Government Securities Fund, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               1. The current name of the corporation is "Managed Government Securities Fund, Inc." (the "Corporation").

               2. The initial board of directors of the Corporation has not been elected or named in the Certificate of Incorporation of the Corporation.

               3. The Corporation has not yet received any payment for any of its stock.

               4. This Restated Certificate of Incorporation has been duly adopted by the Sole Incorporator of the Corporation pursuant to Section 241 and 245 of the GCL.

               5. This Restated Certificate of Incorporation hereby restates and amends in its entirety the Certificate of Incorporation of the Corporation as follows:

                                  FIRST

                                  NAME

               The name of the Corporation is Managed Income
     Securities Plus Fund, Inc. (the "Corporation").

                                   SECOND

                        REGISTERED OFFICE AND AGENT

               The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
     Company.

                                   THIRD

                                  PURPOSE

               The purpose of the Corporation is to engage in the acquisition, ownership, management and disposition of securities and other financial assets and commodities and any and all related activities to the extent necessary to manage the securities and, in connection therewith, to engage in all lawful acts or activities for which corporations may be organized under the GCL as the same exists or may hereafter be amended.

                                   FOURTH

                                INCORPORATOR

               The name and mailing address of the sole incorporator is:

               Name                    Address
               ----                    -------
               Deborah M. Reusch       P.O. Box 636
                                       Wilmington, DE 19899

                                   FIFTH

                               CAPITAL STOCK

               5.1  Authorized Capital

               The total number of shares of all classes of capital stock which the Corporation shall have authority to issue 100,000 shares of which 3,000 shares shall be shares of preferred stock with a par value of $.01 per share (hereinafter called the "Preferred Stock") and 97,000 shares shall be shares of common stock with a par value of $.01 per share (hereinafter called the "Common Stock").

               Any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote, subject to the voting rights of holders of Preferred Stock of the Corporation which may be designated from time to time by the Board of Directors of the Corporation (the "Board of Directors").

               5.2  Common Stock

               The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Common Stock shall be governed by the following provisions:

                    (a)  Identical Rights.  Except as otherwise
               provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                    (b) Voting Rights. Except as otherwise required by law or as otherwise provided herein, on all matters submitted to the Corporation's stockholders generally, the holders of Common Stock shall be entitled to one vote per share.

                    (c) Dividends. When and as dividends or other distributions are declared, whether payable in cash, in property or in securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions, provided that if dividends or other distributions are declared which are payable in shares of Common Stock, such dividends or other distributions shall be declared payable at the same rate for all holders of Common Stock and the dividends payable in shares of Common Stock will be payable to holders of Common Stock. Notwithstanding the foregoing, so long as any shares of Preferred Stock ranking senior to the Common Stock as to dividends are outstanding, no dividends or distributions (including redemptions) may be paid on the Common Stock unless all dividends on such Preferred Stock shall have been paid.

                    (d) Conversion. The holders of shares of Common Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                    (e) Redemption. Holders of Common Stock have no redemption or preemptive rights and are not liable for calls or assessments.

                    (f) Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, subject to the prior payment in full of all liabilities of the Corporation and any liquidation preference of shares of Preferred Stock of the Corporation, the holders of shares of Common Stock shall be entitled to share, equally and ratably among all holders of Common Stock, in all remaining assets after payment of such liabilities and preferences. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this paragraph (f).

               5.3  Preferred Stock

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                                   SIXTH

                         MANAGEMENT OF CORPORATION

               The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (4)  The holders of a class or series of Preferred
          Stock may from time to time be entitled to elect one or more directors in the manner prescribed in the Certificate of Designation creating such class or series of Preferred Stock.

               (5) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

               (6)  In addition to the powers and authority
          hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                  SEVENTH

                          MEETINGS OF STOCKHOLDERS

               Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   EIGHTH

                                 AMENDMENTS

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


               I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of restating the Certificate of Incorporation of the Corporation pursuant to the GCL, do make this Restated Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of January, 1997.


                                        /s/ Deborah M. Reusch
                                        ---------------------
                                        Deborah M. Reusch
                                        Sole Incorporator